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EXHIBIT 10.26

                         MASTER ASSIGNMENT OF INVENTORY

     THIS MASTER ASSIGNMENT OF INVENTORY "Assignment") is made and entered into as of the 12 day of December, 2002, by World Airways, Inc., a Delaware corporation ("World"), to and in favor of World Airways Parts Company, LLC, a Delaware limited liability company ("Parts").

                                R E C I T A L S:

     A. Parts was formed as a wholly-owned limited liability company of World for the purpose of facilitating the financing under a certain credit facility for the benefit of World and Parts pursuant to the Loan and Security Agreement dated as of December 12, 2002 (as further amended and supplemented from time to time, the "Loan Agreement"), among World, Parts, the lenders party thereto, and Foothill Capital Corporation, as agent ("FCC").

     B. World desires to contribute to the capital of Parts certain inventory from time to time acquired by World and to receive distributions from Parts of certain inventory required by World to be used or disposed of in connection with the conduct of its business.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, World and Parts hereby agree as follows:

     1. Contributions of Inventory. World hereby agrees to transfer, convey and assign to Parts, as a contribution to the capital of Parts, all of World's right, title and interest in and to all parts inventory of World (the "Assigned Parts") from time to time identified on and by reference to the Ultramain inventory tracking system maintained by World and the reports generated thereunder (each a "Report" and collectively the "Reports"), other than Excluded Parts (as defined below). As used herein, "Excluded Parts" shall mean parts inventory that has been deployed by World for use or disposition in connection with operation of World's fleet of aircraft.

     2.   Timing of Contributions.

          (a) Initial Transfer. On and effective as of the date of this Assignment, all Assigned Parts are hereby transferred, assigned and conveyed to Parts as a capital contribution at the date hereof, without any further formal or other instrument of assignment or transfer or any further action by any person.

          (b) Subsequent Contributions. From time to time after the date hereof, all Assigned Parts shall be deemed transferred, assigned and conveyed to Parts upon the entry thereof on the Ultramain inventory tracking system, and if World shall prepare and distribute a Report to Parts and FCC, the Assigned Parts as of that date listed on such Report shall be deemed owned by Parts, without the necessity of any formal or other instrument of assignment or

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conveyance and without further action by any person.

     3. Title. Effective immediately upon the contribution of any Assigned Parts by World to Parts as provided herein, title to such parts inventory shall ceased to be vested in World and shall thereupon be vested in Parts, and Parts shall for all purposes hereunder be deemed the owner of the Assigned Parts reflected on the applicable Report.

     4. Value of Parts Inventory. The value of the Assigned Parts owned by Parts at any date shall be determined by reference to the applicable appraisal report prepared and distributed to World and FCC by the Designated Appraiser (as defined in the Loan Agreement).

     5. Distributions by Parts. From and after the date hereof, Parts shall be deemed to have distributed to World as a return of capital, the Assigned Parts as of any date, to the extent that World has deployed the Assigned Parts in connection with its operations of its aircraft fleet or otherwise disposed of the Assigned Parts to a third party. Such distribution shall be deemed to have occurred without the necessity of any formal or other instrument of assignment or conveyance and without further action by any person. From and after the date of distribution by Parts of any Assigned Parts to World, all right, title and interest of Parts in and to such inventory shall terminate, and title to such Assigned Parts shall vest once again in World.

     6.   Miscellaneous.

          (a) This Assignment shall be governed by and interpreted under the laws of the State of Georgia, without regard to its conflicts of law provisions.

          (b) This Assignment may be executed in two or more counterparts, each such counterpart constituting an original hereof and all of which when taken together shall constitute but one agreement.

          (c) The provisions of this Assignment are severable, and if any part of this Assignment is found by a court of law to be unenforceable, the remainder of the Assignment will continue to be valid and effective.

          (d) This Assignment, together with the other agreements executed in connection with the Loan Agreement, supersedes all previous discussions, negotiations and communications and constitute the entire agreement between the parties with respect to the subject matter hereof and shall not in any manner be supplemented, amended or modified except by a written instrument executed on behalf of the parties by their duly authorized representatives and executed on or after the date hereof.

          (e)  Time is of the essence.

          (f)  FCC is an intended third-party beneficiary of this Assignment.

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     IN WITNESS WHEREOF, the undersigned have caused this Assignment to be duly executed and delivered and dated as of the date first above written.

                                             WORLD AIRWAYS, INC.

                                             By:  /s/ Gilberto M. Duarte, Jr.
                                                --------------------------------
                                             Name:    Gilberto M. Duarte, Jr.
                                                  ------------------------------
                                             Title:   Chief Financial Officer
                                                   -----------------------------

                                             WORLD AIRWAYS PARTS COMPANY, LLC

                                             By:  /s/ John E. Ellington
                                                --------------------------------
                                             Name:    John E. Ellington
                                                  ------------------------------
                                             Title:   Manager
                                                   -----------------------------